Exhibit 99.6
THIS WRITTEN REQUEST IS NOT A SOLICITATION AND NO OTHER STOCKHOLDER OF THE CORPORATION OTHER THAN THE PARTIES EXECUTING THIS WRITTEN CONSENT OR PERSONS PREVIOUSLY CONTACTED BY MOHAMMED LOUBANI IS PERMITTED TO JOIN THIS WRITTEN REQUEST.
WRITTEN REQUEST
OF
STOCKHOLDERS
OF
HAMPSHIRE GROUP, LIMITED
TO HOLD A
SPECIAL MEETING
OF
STOCKHOLDERS
     Pursuant to Article II, Section 2 of the By-laws of Hampshire Group, Limited (the “Corporation”), the undersigned, being the holders of a majority of the outstanding voting stock of the Corporation, hereby request that the Corporation promptly call and hold a special meeting of stockholders of the Corporation for the election of directors of the Corporation.
     This Written Request is effective as of the date delivered and may be executed by the parties in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall continue one and the same Written Request.
[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the undersigned has executed this Written Request on the ___ day of                     , 2009.

By:

Name:

Title: